United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 13, 2012

S&T Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-12508	25-1434426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Philadelphia Street, Indiana, PA	15701
(Address of Principal Executive Offices)	Zip Code

Registrant’s telephone number, including area code (800) 325-2265

Former name or address, if changed since last report Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 13, 2012, S&T Bancorp, Inc. (“S&T”) completed its acquisition of Gateway Bank of Pennsylvania (“Gateway”), pursuant to the Agreement and Plan of Merger, dated March 29, 2012 (the “Merger Agreement”), under which Gateway was merged with and into Gateway Interim Bank (the “Merger”), with Gateway Interim Bank being the state-chartered bank surviving the Merger. The Merger became effective at 5:00 p.m. on August 13, 2012. Gateway Interim Bank was incorporated as a wholly-owned subsidiary of S&T pursuant to the Merger Agreement.

Pursuant to the Merger Agreement, Gateway shareholders received in exchange for each share of Gateway common stock they owned immediately prior to completion of the Merger $3.08 in cash and .4657 shares of S&T common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

S&T Bancorp, Inc.

/s/ Mark Kochvar

Mark Kochvar
August 15, 2012	Senior Executive Vice President, Chief Financial Officer